ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        LEGG MASON INVESTORS TRUST, INC.

      FIRST: The Board of Directors of Legg Mason Investors Trust, Inc., a Maryland corporation ("Corporation") organized on May 5, 1993, has, by action on June 28, 1999, changed the name of the class of shares heretofore known as "Legg Mason American Leading Companies Trust, Class A shares" to "Legg Mason American Leading Companies Trust, Primary Class shares;" changed the name of the class of shares heretofore known as "Legg Mason American Leading Companies Trust, Class Y shares" to "Legg Mason American Leading Companies Trust, Navigator Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Balanced Trust, Class A shares" to "Legg Mason Balanced Trust, Primary Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Balanced Trust, Class Y shares" to "Legg Mason Balanced Trust, Navigator Class shares;" changed the name of the class of shares heretofore known as "Legg Mason U.S. Small-Capitalization Value Trust, Class A shares" to "Legg Mason U.S. Small-Capitalization Value Trust, Primary Class shares;" and changed the name of the class of shares heretofore known as "Legg Mason U.S. Small-Capitalization Value Trust, Class Y shares" to "Legg Mason U.S. Small-Capitalization Value Trust, Navigator Class shares."

      SECOND: The Board has, by action on June 28, 1999, increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion (1,000,000,000) to one billion six hundred million (1,600,000,000) shares. The par value of the shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classification, designation and renamings described herein, the aggregate par value of all of the authorized shares was one million (1,000,000) dollars; as increased, the aggregate par value of all of the shares is one million six hundred thousand (1,600,000) dollars.

      THIRD: The Board has, by action on June 28, 1999, under authority contained in the Corporation's charter, created and established two new series of stock of the Corporation, one such series to be known as Legg Mason Basic Value Fund, and the other such series to be known as Legg Mason Financial Services Fund.

      One hundred fifty million (150,000,000) shares of previously authorized, but previously unissued and unclassified, capital stock of the Corporation and two hundred twenty five million (225,000,000) shares of capital stock that the Corporation is newly authorized to issue have been classified by the Board under authority contained in the Corporation's charter as the series to be known as Legg Mason Basic Value Fund. Of these three hundred seventy five million (375,000,000) shares, the Board has designated one hundred twenty five million (125,000,000) shares as Legg Mason Basic Value Fund, Class A shares, one hundred twenty five million (125,000,000) shares as Legg Mason Basic Value Fund, Primary Class shares, and one hundred twenty five million (125,000,000) shares as Legg Mason Basic Value Fund, Navigator Class shares.

      Three hundred seventy five million (375,000,000) shares of capital stock that the Corporation is newly authorized to issue have been classified by the Board under authority contained in the Corporation's charter as the series to be known as Legg Mason Financial Services Fund. Of these three hundred seventy five million (375,000,000) shares, the Board has designated one hundred twenty five million (125,000,000) shares as Legg Mason Financial Services Fund, Class A shares, one hundred twenty five million (125,000,000) shares as Legg Mason Financial Services Fund, Primary Class shares, and one hundred twenty five million (125,000,000) shares as Legg Mason Financial Services Fund, Navigator Class shares.

      FOURTH: Each Class A, Primary Class and Navigator Class share of each of Legg Mason Basic Value Fund and Legg Mason Financial Services Fund (each, a "Series") shall represent investment in the same pool of assets as every other share of its respective Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of its respective Series, except as provided in the Corporation's Articles of Incorporation and as set forth below:

     (1) The net asset values of Class A, Primary Class and Navigator Class shares shall be calculated separately. In calculating the net asset values,

          (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

          (b) Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission ("SEC") rule or order and as the Board shall deem appropriate;

          (c) All other fees and expenses applicable to a Series shall be charged to all classes of that Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, except as the SEC may otherwise require;

     (2) Dividends and other distributions shall be paid on Class A, Primary Class and Navigator Class shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Primary Class and Navigator Class shares. In calculating the amount of any dividend or other distribution,

          (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

          (b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

          (c) All other fees and expenses applicable to a Series shall be charged to each class of that Series, in the proportion that the net asset value of that class bears to the net asset value of that Series, as appropriate, except as the SEC may otherwise require;

     (3) Each class of a Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of a Series shall vote together, and every share of a Series, regardless of class, shall have an equal vote with every other share of that Series.

      FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      SIXTH: The amendments contained herein were approved by a majority of the entire Board of Directors of the Corporation. The changes in name and designation made herein are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders of the Corporation.

      SEVENTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code.



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


      IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Investors Trust, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, and hereby acknowledges these Articles Supplementary to be the act of the Corporation, and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: June 30, 1999                LEGG MASON INVESTORS TRUST, INC.

                                    By:   /s/ Marie K. Karpinski
                                          ----------------------
                                          Marie K. Karpinski
                                          Vice President

Attest: /s/ W. Shane Hughes
        -------------------
        Secretary


Baltimore, Maryland (ss)

Subscribed and sworn to before me this 30th day of June, 1999.

/s/ Laura V. Atwater
--------------------
Notary Public